Exhibit 10.14

ELEVENTH AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT

This Eleventh Amendment to Revolving Credit and Security Agreement (this “Amendment”) is made as of this 26th day of April 2019, by and among TRG CUSTOMER SOLUTIONS, INC. d/b/a IBEX Global Solutions (“IBEX”, together with any Person joined to the Loan Agreement as a borrower, collectively the “Borrowers”), the financial institutions which are now or which hereafter become party to the Loan Agreement as lenders (collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”) and as a Lender.

BACKGROUND

A.            On November 8, 2013, Borrowers, Lenders and PNC as a Lender and as Agent entered into that certain Revolving Credit and Security Agreement (as same has been or may be amended, restated, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B.            IBEX Global Solutions PLC (k/n/a IBEX Global Solutions Ltd.), a company created under the laws of England and Wales (“Holdings”), owns 100% of the shares of IBEX. In consideration of the Agent and Lenders extending credit and other accommodations to Borrowers under the Loan Agreement, Holdings executed a certain Guarantee and Indemnity, pursuant to which Holdings guaranteed payment and satisfaction in full of the Obligations.

C.            Borrowers have informed Agent and Lenders that (I) IBEX Global Limited, a Bermuda entity, has been formed (“New Guarantor”) and is the owner of 100% of the issued equity interests of Holdings, (II) New Guarantor will purchase substantially all of the assets of Holdings pursuant to a certain asset transfer agreement (including the equity interests of IBEX held by Holdings) (the “Asset Transfer Agreement”) in exchange for a note issued by New Guarantor in the amount of $77,000,000 (the “Intercompany Note”), (III) the proceeds of the Intercompany Note will be distributed by Holdings to New Guarantor and then such note will be cancelled, (IV) New Guarantor will become a guarantor under the Loan Agreement and Other Documents and Holdings shall be released from being a guarantor under the Loan Agreement and Other Documents, and (V) TRGI will purchase all issued equity interests of Holdings for nominal consideration and commence a voluntary dissolution of Holdings (such transactions referred to in clauses (I)-(V) of this section, the “Guarantor Restructuring”).

D.            Borrowers have requested that Agent and Lenders (i) consent to the Guarantor Restructuring and (ii) modify certain definitions, terms and conditions in the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

Section 1	Consent.

(a)        In reliance upon the documentation and information provided to Agent in connection with the transactions contemplated herein, and notwithstanding anything to the contrary contained in the Loan Agreement, upon the effectiveness of this Amendment, Agent and Lenders hereby consent to the Guarantor Restructuring.

(b)          This consent shall be effective only as to the items set forth in the preceding paragraph. This consent shall not be deemed to constitute a consent to the breach by Borrowers of any covenants or agreements contained in the Loan Agreement or any Other Document with respect to any other transaction or matter. Borrowers agree that the consent set forth in the preceding paragraph (a) shall be limited to the precise meaning of the words as written therein and shall not be deemed (i) to be a consent to, or any waiver or modification of, any other term or condition of the Loan Agreement or any Other Document, or (ii) to prejudice any right or remedy that Agent or Lenders may now have or may in the future have under or in connection with the Loan Agreement or any Other Document, other than with respect to the matters for which the consent in the preceding paragraph (a) has been provided. Other than as described in this Amendment, the consent described in the preceding paragraph (a) shall not alter, affect, release or prejudice in any way any Obligations under the Loan Agreement or Other Documents. This consent shall not be construed as establishing a course of conduct on the part of Agent or Lenders upon which the Borrowers may rely at any time in the future. Borrowers expressly waive any right to assert any claim to such effect at any time.

Section 2	Amendments to Loan Agreement. On the Effective Date (as defined below):

(a)           New Definitions. The following defined terms shall be added to Section 1.2 of the Loan Agreement in the proper alphabetical order:

“Eleventh Amendment” shall mean that certain Eleventh Amendment to Revolving Credit and Security Agreement, dated as of the Tenth Amendment Date, by and among Borrowers, Lenders and Agent.

“Eleventh Amendment Date” shall mean April 26, 2019.

(b)           Definitions. The following defined terms contained in Section 1.2 of the Loan Agreement shall be amended and restated in their entirety as follows:

“Holdings” shall mean IBEX Global Limited, a Bermuda entity.

“Guarantor” shall mean (i) IBEX Global Solutions PLC until such time as such entity is wound down and dissolved, (ii) Limited and (iii) any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and “Guarantors” means, collectively, all such Persons.

Section 3	Representations, Warranties and Covenants of Borrowers

Each Borrower hereby represents and warrants to and covenants with the Agent and the Lenders that:

(a)           such Borrower reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the Other Documents (as described and defined in the Loan Agreement) and confirms that after giving effect to this Amendment all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b)           such Borrower reaffirms all of the covenants contained in the Loan Agreement (as amended hereby) (including without limitation, all covenants to pay fees, costs and expenses contained therein), covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders (other than contingent indemnification obligations which survive termination of the Loan Agreement);

(c)            no Default or Event of Default has occurred and is continuing under the Loan Agreement or the Other Documents (as described and defined in the Loan Agreement);

(d)           such Borrower has the authority and legal right to execute, deliver and carry out the terms of this Amendment and the Notes (as defined below), that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officer executing this Amendment and the Notes on its behalf was similarly authorized and empowered, and that this Amendment and the Notes does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any material contract or agreement to which it is a party or by which any of its properties are bound; and

(e)           this Amendment, the Notes, and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

Section 4	Conditions Precedent/Effectiveness Conditions

This Amendment shall be effective upon the date of satisfaction of all of the following conditions precedent (the “Effective Date”):

(a)            Agent shall have received this Amendment fully executed by the Borrowers;

(b)           Agent shall have received updated schedule to the Loan Agreement, if any;

(c)           Agent shall have received a Guaranty, fully executed by the New Guarantor;

(d)           Agent shall have received a Pledge Agreement, fully executed by the New Guarantor;

(e)           Agent shall have received a copy of the Asset Transfer Agreement;

(f)           Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the board of directors or managers of New Guarantor, authorizing the execution, delivery and performance of this Amendment, the Guaranty, and any related agreements, instruments, or documents to which New Guarantor is a party, certified by the Secretary or an Assistant Secretary of New Guarantor;

(g)          Agent shall have received a certificate of the Secretary or an Assistant Secretary of New Guarantor as to the incumbency and signature of the officers of New Guarantor executing this Amendment the Guaranty, and any related agreements, instruments, or documents to which New Guarantor is a party, together with evidence of the incumbency of such Secretary or Assistant Secretary;

(h)           Agent shall have received an incumbency certificate for each Borrower identifying all authorized officers with specimen signatures, certified by the Secretary of such Borrower;

(i)            Agent shall have received copies of the bylaws and memorandum of association of New Guarantor, together with a certificate of good standing or equivalent certification in the jurisdiction of formation of New Guarantor;

(j)            Agent shall have received the results of UCC, tax lien, and judgment searches against New Guarantor;

(k)           Agent shall have received an opinion of counsel of New Guarantor;

(l)            Agent shall have received updated certificates of insurance naming New Guarantor as an additional insured with respect to liability insurance and lender loss payee with respect to property insurance;

(m)         Agent shall have received reasonably satisfactory evidence that the Guarantor Restructuring shall be consummated; and

(n)          No Default or Event of Default shall have occurred and be continuing under the Loan Agreement.

Section 5	Further Assurances

Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

Section 6	Payment of Expenses

Borrowers shall pay or reimburse Agent and Lenders for their reasonable fees of external counsel and other expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

Section 7	Reaffirmation of Loan Agreement

Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, are hereby reaffirmed and shall continue in full force and effect as therein written.

Section 8	Miscellaneous

(a)           Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)           Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)           Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)           Governing Law. The terms and conditions of this Amendment shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by the laws of the State of New York without regard to any conflicts of laws principles.

(e)           Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or pdf transmission shall be deemed to be an original signature hereto.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:

TRG CUSTOMER SOLUTIONS, INC.

d/b/a IBEX Global Solutions

By:	/s/ Robert T. Dechant
Robert T. Dechant
Chief Executive Officer

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION

as Lender and as Agent

By:	/s/ Jacqueline MacKenzie
Jacqueline MacKenzie
Vice President

Revolving Commitment Percentage: 100%

Equipment Loan Commitment Percentage: 100%

Term Loan Commitment Percentage: 100%

Revolving Commitment Amount $45,000,000

Equipment Loan Commitment Amount: $3,000,000

Term Loan Commitment Amount: $16,000,000

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT]